                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46440) pertaining to the 1995 Incentive Stock Plan, 2000 Incentive Stock Plan, and 2000 Employee Stock Purchase Plan of Argonaut Technologies, Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements of Argonaut Technologies, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

                                   /s/ ERNST & YOUNG LLP

Palo Alto, California
May 21, 2001